UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2005

CONSUMERS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation)

033-79130
(Commission File Number)

34-1771400
(I.R.S. Employer Identification Number)

614 East Lincoln Way
P.O. Box 256
Minerva, Ohio 44657
(Address of principal executive offices)
(Zip code)

(330) 868-7701
(Registrant’s telephone number, including area code)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURE

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On February 9, 2005, John V. Hanna, age 82, retired as a member of the Board of Directors of Consumers Bancorp, Inc. Mr. Hanna is a former Vice President of Consumers National Bank and has served as a member of the Board of Directors since the bank’s inception in 1965.

     Steven L. Muckley, President & Chief Executive Officer of Consumers Bancorp, Inc. stated, “We are tremendously grateful to Vic Hanna for the invaluable contributions he has made to help make Consumers National Bank the success that it is today. On behalf of the Bank and the entire Board, I would like to thank him for his many years of dedicated service.”

     Effective February 9, 2005 the Board of Directors appointed James V. Hanna, age 61, as a member of the Board of Consumers Bancorp, Inc. Mr. Hanna has served as Deputy Sheriff for the Carroll County Sheriff’s Department since 1999. He holds a Bachelor of Science degree in Mathematics from Walsh College.

     There were also management changes at Consumers Bancorp, Inc. and Consumers National Bank. Effective February 9, 2005, Steven L. Muckley, President & Chief Executive Officer, was named Chief Financial Officer on an interim basis. Mr. Muckley is a CPA and former partner of a Canton, Ohio based CPA firm and has over 20 years of public accounting and auditing experience. He has previously served as CFO of Consumers Bancorp, Inc. and Consumers National Bank. On February 14, 2005, James J. Gannon, former Chief Financial Officer, departed as an employee of the Bank.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Consumers Bancorp, Inc.
(Registrant)

Date: February 15, 2005	/s/ Steven L. Muckley
Steven L. Muckley, Chief Executive Officer, Chief
Financial Officer and President

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